Allstate Life Insurance Company

Allstate Financial Advisors Separate Account I

Supplement, dated February 26, 2007 to

The Allstate® Provider Variable Annuity Prospectus

dated May 1, 2002

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts (“Contracts”) issued by Allstate Life Insurance Company.

We have received notice that the Board of Trustees (“Board”) of the STI Classic Variable Trust has approved the liquidation, on or about May 1, 2007, of the following Fund portfolios:

STI Classic International Equity Fund Portfolio

STI Classic Investment Bond Fund Portfolio

(collectively the “STI Classic Portfolios”)

Due to the liquidation of the STI Classic Portfolios, we will no longer accept new premiums for investment in, nor will we permit transfers to, the STI Classic International Equity Fund Sub-Account or the STI Classic Investment Grade Bond Fund Sub-Account (“STI Classic Sub-Accounts”) on or after April 27, 2007.

As the STI Classic Sub-Accounts will no longer be offered as an investment alternative, you may wish to transfer, prior to April 27, 2007 some or all of your Contract Value in the STI Classic Sub-Accounts to the other investment alternatives currently offered by your Contract. These transfers are not subject to a transfer fee. Any value remaining in the STI Classic Sub-Accounts will be transferred automatically, as of April 27, 2007, to the Federated Prime Money Fund II Sub-Account, an investment alternative already available under your Contract.

If you currently allocate Contract Value to the STI Classic Sub-Accounts through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the STI Classic Sub-Accounts will be automatically allocated, as of April 27, 2007, to the Federated Prime Money Fund II Sub-Account.

We will send you a confirmation that shows the amount that is transferred to the Federated Prime Money Fund II Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-203-0068.

If your Contract Value in the STI Classic Sub-Accounts is transferred automatically to the Federated Prime Money Fund II Sub-Account, for 60 days following the automatic transfer, you may transfer your Contract Value in the Federated Prime Money Fund II Sub-Account to any other investment alternative(s) available under your Contract. Such transfer is not subject to a transfer fee.

Attached, as Appendix A is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

Appendix A

The Allstate® Provider Variable Annuity contracts offer a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

Portfolios

Portfolio	Investment Objective
AIM V.I. Basic Balanced Fund - Series I	Seeks long-term growth of capital.
AIM V.I. Capital Appreciation Fund - Series I	Seeks growth of capital.
AIM V.I. Core Equity Fund - Series I	Seeks growth of capital.
AIM V.I. High Yield Fund - Series I	Seeks high level of current income.
Federated Prime Money Fund II	Seeks current income consistent with stability of principal and liquidity.
Fidelity VIP Contrafund® Portfolio - Initial Class	Seeks long-term capital appreciation.
Fidelity VIP Equity-Income Portfolio - Initial Class

Seeks reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class	Seeks to achieve capital appreciation.
Fidelity VIP High Income Portfolio - Initial Class	Seeks high level of current income, while also considering growth of capital.
Fidelity VIP Index 500 Portfolio - Initial Class	Seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the Standard & Poor’s 500SM Index (S&P 500®).
Fidelity VIP Overseas Portfolio - Initial Class	Seeks long-term growth of capital.
FTVIP Templeton Global Income Securities Fund - Class 2	Seeks high current income, consistent with preservation of capital, with capital appreciation as a secondary consideration.
FTVIP Templeton Growth Securities Fund - Class 2	Seeks long-term capital growth.
MFS Emerging Growth Series - Initial Class	Seeks long-term growth of capital.
MFS Investors Trust Series - Initial Class	Seeks to provide long-term growth of capital and secondarily to provide reasonable current income.
MFS New Discovery Series - Initial Class	Seeks capital appreciation.
MFS Research Series - Initial Class	Seeks long-term growth of capital and future income.
MFS Utilities Series - Initial Class	Seeks capital growth and current income.
Oppenheimer MidCap Fund/VA	Seeks capital appreciation by investing in ‘‘growth type’’ companies.

Oppenheimer Balanced Fund/VA	Seeks a high total investment return, which includes current income and capital appreciation in the value of its shares.
Oppenheimer Capital Appreciation Fund/VA	Seeks capital appreciation by investing in securities of well-known, established companies.
Oppenheimer Global Securities Fund/VA

Seeks long-term capital appreciation by investing a substantial portion of assets in securities of foreign issuers, growth-type companies, cyclical industries and special situations that are considered to have appreciation possibilities.

Oppenheimer Main Street Fund®/VA	Seeks high total return (which includes growth in the value of its shares as well as current income) from equity and debt securities.
Oppenheimer Strategic Bond Fund/VA	Seeks a high level of current income principally derived from interest on debt securities.
Putnam VT Discovery Growth Fund - Class IB	Seeks long-term growth of capital.
Putnam VT Diversified Income Fund - Class IB	Seeks as high a level of current income as Putnam Management believes is consistent with preservation of capital.
Putnam VT Growth and Income Fund - Class IB	Seeks capital growth and current income.
Putnam VT Growth Opportunities Fund - Class IB	Seeks capital appreciation.
Putnam VT Health Sciences Fund - Class IB	Seeks capital appreciation.
Putnam VT New Value Fund - Class IB	Seeks long-term capital appreciation.
STI Classic Capital Appreciation Fund	Seeks capital appreciation.
STI Classic Large Cap Relative Value Fund	Seeks long-term capital appreciation with the secondary goal of current income.
STI Classic Mid-Cap Equity Fund	Seeks capital appreciation.
STI Classic Small Cap Value Equity Fund	Seeks capital appreciation with the secondary goal of current income.
STI Classic Large Cap Value Equity Fund	Seeks capital appreciation with the secondary goal of current income.

Fixed Account Options*

Dollar Cost Averaging Fixed Account Option

Market Value Adjusted Fixed Account Option

* Some fixed account options are not available in all states.

Allstate Life Insurance Company

Allstate Financial Advisors Separate Account I

Supplement, dated February 26, 2007,

to

The Allstate® Provider Variable Annuity Prospectus

dated May 1, 2002

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts (“Contracts”) issued by Allstate Life Insurance Company.

We have received notice that the Board of Trustees (“Board”) of the Dreyfus Variable Investment Fund has approved the liquidation, on or about April 30, 2007 (the “Closing Date”), of the Dreyfus VIF Small Company Stock Portfolio (the “Portfolio”). The liquidation is subject to a shareholder vote, scheduled to take place on April 16, 2007.

If the liquidation of the Portfolio is approved, we will no longer accept new premiums for investment in, nor will we permit transfers to, the Dreyfus VIF Small Company Stock Sub-Account (the “Dreyfus Sub-Account”) on or after April 30, 2007. If the Dreyfus Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 30, 2007, some or all of your Contract Value in the Dreyfus Sub-Account to the other investment alternatives currently offered by your Contract.

If the Portfolio is liquidated, any value remaining in the Dreyfus Sub-Account will be transferred automatically, as of the Closing Date, to the Dreyfus VIF Money Market Sub-Account, an investment alternative already available under your Contract.

Prior to the Closing Date, you may transfer some or all of your Contract Value that is presently allocated to the Dreyfus Sub-Account to other investment alternatives currently offered under your Contract. These transfers are not subject to a transfer fee and will not count towards the 12 transfers you can make per Contract Year.

If you currently allocate Contract Value to the Dreyfus Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed, if the liquidation is approved. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the Dreyfus Sub-Account will be automatically allocated, as of the Closing Date, to the Dreyfus VIF Money Market Sub-Account.

We will send you a confirmation that shows the amount that is transferred to the Dreyfus VIF Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-203-0068.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

Appendix A

The Allstate® Provider Variable Annuity offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

Portfolios

Portfolio	Investment Objective
AIM V.I. Basic Balanced Fund - Series I	Long-term growth of capital
AIM V.I. Capital Appreciation Fund - Series I	Growth of capital
AIM V.I. Core Equity Fund - Series I	Growth of capital
AIM V.I. Diversified Income Fund - Series I	High level of current income
AIM V.I. Government Securities Fund - Series I	High level of current income consistent with reasonable concern for safety of principal
AIM V.I. High Yield Fund - Series I	High level of current income
AIM V.I. International Growth Fund - Series I	Long-term growth of capital
AIM V.I. Utilities Fund - Series I	Capital growth and current income
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial Shares	Capital growth and, secondarily, current income
Dreyfus Stock Index Fund, Inc.: Initial Shares	To match the total return of the Standard & Poor’s 500 Composite Stock Price Index
Dreyfus VIF - Growth and Income Portfolio: Initial Shares	Long-term capital growth, current income and growth of income, consistent with reasonable investment risk
Dreyfus VIF - Money Market Portfolio	A high level of current income as is consistent with the preservation of capital and the maintenance of liquidity
Fidelity VIP Contrafund® Portfolio - Initial Class	Long-term capital appreciation.
Fidelity VIP Equity-Income Portfolio - Initial Class

Reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class	To achieve capital appreciation.
Fidelity VIP High Income Portfolio - Initial Class	High level of current income, while also considering growth of capital.
Goldman Sachs VIT Capital Growth Fund	Long-term growth of capital
Goldman Sachs VIT Structured Small Cap Equity Fund	Long-term growth of capital
Goldman Sachs VIT Structured U.S. Equity Fund	Long-term growth of capital and dividend income
Goldman Sachs VIT Growth and Income Fund	Long-term growth of capital and growth of income

Goldman Sachs VIT International Equity Fund	Long-term capital appreciation
MFS Emerging Growth Series - Initial Class	Long-term growth of capital
MFS Investors Trust Series - Initial Class	To provide long-term growth of capital and secondarily to provide reasonable current income
MFS New Discovery Series - Initial Class	Capital appreciation.
Neuberger Berman AMT Guardian Portfolio - Class I	Long-term growth of capital; current income is a secondary goal
Neuberger Berman AMT Mid-Cap Growth Portfolio - Class I	Growth of capital
Neuberger Berman AMT Partners Portfolio - Class I	Growth of capital
Van Kampen UIF Core Plus Fixed Income Portfolio, Class I	Above-average total return over a market cycle of three to five years
Van Kampen UIF Equity Growth Portfolio, Class I	Long-term capital appreciation by investing primarily in growth-oriented equity securities of U.S. and foreign companies
Van Kampen UIF Global Value Equity Portfolio, Class I	Long-term capital appreciation
Van Kampen UIF International Magnum Portfolio, Class I	Long-term capital appreciation by investing primarily in equity securities in EAFE countries.
Van Kampen UIF U.S. Mid Cap Value Portfolio, Class I	Above-average total return over a market cycle of three to five years by investing in common stocks and other equity securities
Van Kampen UIF U.S. Real Estate Portfolio, Class I	Above average current income and long-term capital appreciation by investing primarily in equity securities of companies in the U.S. real estate industry, including real estate investment trusts
Van Kampen UIF Value Portfolio, Class I	Above-average total return over a market cycle of three to five years

Fixed Account Options*

Dollar Cost Averaging Fixed Account Options

Guaranteed Maturity Fixed Account Option

* Some fixed account options are not available in all states.

Allstate Life Insurance Company

Allstate Financial Advisors Separate Account I

Supplement, dated February 26, 2007,

to

The Allstate® Provider Variable Annuity Prospectus

dated May 1, 2002

This supplement amends certain disclosure contained in the above-referenced prospectus for certain variable annuity contracts (“Contracts”) issued by Allstate Life Insurance Company.

We have received notice that the Board of Trustees (“Board”) of the Dreyfus Variable Investment Fund has approved the liquidation, on or about April 30, 2007 (the “Closing Date”), of the Dreyfus VIF Small Company Stock Portfolio (the “Portfolio”). The liquidation is subject to a shareholder vote, scheduled to take place on April 16, 2007.

If the liquidation of the Portfolio is approved, we will no longer accept new premiums for investment in, nor will we permit transfers to, the Dreyfus VIF Small Company Stock Sub-Account (the “Dreyfus Sub-Account”) on or after April 30, 2007. If the Dreyfus Sub-Account will no longer be offered as an investment alternative as of the Closing Date, you may wish to transfer, prior to April 30, 2007, some or all of your Contract Value in the Dreyfus Sub-Account to the other investment alternatives currently offered by your Contract.

If the Portfolio is liquidated, any value remaining in the Dreyfus Sub-Account will be transferred automatically, as of the Closing Date, to the Dreyfus VIF Money Market Sub-Account, an investment alternative already available under your Contract.

Prior to the Closing Date, you may transfer some or all of your Contract Value that is presently allocated to the Dreyfus Sub-Account to other investment alternatives currently offered under your Contract. These transfers are not subject to a transfer fee and will not count towards the 12 transfers you can make per Contract Year.

If you currently allocate Contract Value to the Dreyfus Sub-Account through automatic additions, automatic portfolio rebalancing, dollar cost averaging or systematic withdrawal programs, your allocations in these programs will also need to be changed. If you do not change these allocations to other investment alternatives currently available under your Contract, any allocations to the Dreyfus Sub-Account will be automatically allocated, as of the Closing

Date, to the Dreyfus VIF Money Market Sub-Account.

We will send you a confirmation that shows the amount that is transferred to the Dreyfus VIF Money Market Sub-Account or to the investment alternative that you chose and the date of the transaction. For additional information on how to transfer to another investment alternative, or how to make a change to your current allocation(s), please contact your financial representative or call our Customer Service Center at 1-800-203-0068.

Attached, as Appendix A, is a list of the Portfolios and Fixed Account Investment Alternatives currently available under your Contract.

Please keep this supplement for future reference together with your prospectus.

Appendix A

The Allstate® Provider Variable Annuity offers a variety of Investment Alternatives that encompass investment choices ranging from aggressive to conservative. Below is a listing of the Portfolios and Fixed Account Investment Alternatives currently available. Also included is the investment objective for each Portfolio.

For more complete information about each Portfolio, including expenses and risks associated with the Portfolio, please refer to the relevant prospectus for the Portfolio.

Portfolios

Portfolio	Investment Objective
AIM V.I. Capital Appreciation Fund - Series I	Growth of capital
AIM V.I. Core Equity Fund - Series I	Growth of capital
AIM V.I. Diversified Income Fund - Series I	High level of current income
AIM V.I. Government Securities Fund - Series I	High level of current income consistent with reasonable concern for safety of principal
AIM V.I. International Growth Fund - Series I	Long-term growth of capital
AIM V.I. Utilities Fund - Series I	Capital growth and current income
American Century VP Balanced Fund - Class I	Long-term capital growth and current income
American Century VP International Fund - Class I	Capital growth
The Dreyfus Socially Responsible Growth Fund, Inc.: Initial Shares	Capital growth and, secondarily, current income
Dreyfus Stock Index Fund, Inc.: Initial Shares	To match the total return of the Standard & Poor’s 500 Composite Stock Price Index
Dreyfus VIF - Growth and Income Portfolio: Initial Shares	Long-term capital growth, current income and growth of income, consistent with reasonable investment risk
Dreyfus VIF - Money Market Portfolio	A high level of current income as is consistent with the preservation of capital and the maintenance of liquidity
Fidelity VIP Contrafund® Portfolio - Initial Class	Long-term capital appreciation.
Fidelity VIP Equity-Income Portfolio - Initial Class

Reasonable income by investing primarily in income-producing equity securities. In choosing these securities, the fund will also consider the potential for capital appreciation. The fund’s goal is to achieve a yield which exceeds the composite yield on the securities comprising the S&P 500.

Fidelity VIP Growth Portfolio - Initial Class	To achieve capital appreciation.
Fidelity VIP High Income Portfolio - Initial Class	High level of current income, while also considering growth of capital.
MFS Emerging Growth Series - Initial Class	Long-term growth of capital

Fixed Account Options*

Dollar Cost Averaging Fixed Account Option

Guaranteed Maturity Fixed Account Option

* Some fixed account options are not available in all states.